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                                                                    EXHIBIT 99.5

                                      PROXY

                            CENTURY BANCSHARES, INC.
                         1275 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS ON MARCH 15, 2001




The undersigned stockholder of Century Bancshares, Inc. ("Century") hereby makes, constitutes and appoints Joseph S. Bracewell and John R. Cope, and each of them, as attorneys, agents and proxies with full power of substitution to vote, as designated on the reverse, all of the shares of common stock of Century held of record by the undersigned as of February 2, 2001 which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Century to be held at 2:00 p.m. (local time) at the offices of Bracewell & Patterson, L.L.P., 2000 K Street, N.W., Suite 500, Washington, D.C. 20006, and at any adjournments thereof (the "Special Meeting"), with respect to the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Stockholders both dated January 31, 2001, timely receipt of which is acknowledged.


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposal 1. This proxy confers discretionary authority on the persons named herein with respect to all other matters that may properly come before the meeting or any adjournment thereof.


Please mark your vote as indicated in the example [X]


1. Approval of the issuance of shares of Century common stock to stockholders of GrandBanc, Inc. upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of October 11, 2000 between GrandBanc, Inc. and Century as more specifically described in the Joint Proxy Statement/Prospectus.

         For          Against          Abstain
         [ ]            [ ]               [ ]

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In their discretion, the proxies are
authorized to vote upon such other business as may properly come before the Special
Meeting and any adjournment thereof.

I plan to attend the Special Meeting.

Yes [ ]            No [ ]


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                                    Please date and sign exactly as name appears
                                    on the certificates representing your shares of common stock of Century. When shares are held jointly, each stockholder must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated:                           , 2001
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                                    --------------------------------------------
                                    (Print Name)

                                    --------------------------------------------
                                    (Stockholder's Signature)

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                                    (Print Name)

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                                    (Stockholder's Signature)


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.